Exhibit 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY APPOINTS MARK S. LAVIGNE TO BOARD OF DIRECTORS

MONROE, Mich., February 28, 2023--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today announced that Mark S. LaVigne has been named to its Board of Directors, effective immediately. He will serve on the Audit Committee. The appointment expands the Board to 10 members.

LaVigne is the President and Chief Executive Officer of Energizer Holdings, Inc. At Energizer, he has served in a variety of senior leadership positions with increasing responsibility since 2010, including as Chief Operating Officer since 2015 until his appointment as CEO in January 2021. Most recently, LaVigne successfully led the company through the COVID pandemic with a focus on safety, business continuity and supply chain agility.

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “We are delighted to have an individual of Mark’s caliber join our Board of Directors. He is a seasoned executive and demonstrated leader with real-time, hands-on experience running a large company while navigating the uncertain environment we are all facing. Additionally, with a long career at Energizer, he has a keen understanding of branded products, go-to-market strategies to reach consumers, and the benefit of combining digital transformation initiatives with consumer trends to optimize the business. He will undoubtedly make a significant contribution to our Board’s oversight as we execute our Century Vision growth strategy.”

Michael T. Lawton, Chairman of the Board, said, “Mark’s appointment is reflective of our strong commitment to ongoing refreshment of the Board. In addition to bringing to La-Z-Boy a breadth of experience in the consumer space, his expertise in corporate governance will serve the company well. The Board and the Executive Leadership Team look forward to working with him.”

Before joining Energizer, LaVigne was a partner at Bryan Cave Leighton Paisner, an international law firm, where he developed his expertise in corporate law, including mergers and acquisitions and securities. He holds a J.D. from the St. Louis University School of Law, and a B.A. in Economics and Philosophy from the University of Notre Dame. In addition to serving on the Board of Directors of Energizer Holdings, Inc., he also serves on the Retail Industry Leaders Association Board.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business and industry and the effect of the coronavirus (“COVID”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2022 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 167 of the 346 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 346 stand-alone La-Z-Boy Furniture Galleries® stores and 519 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at https://www.la-z-boy.com/.